EXHBIT 4.1

                         COMMON STOCK PURCHASE AGREEMENT

         THIS COMMON STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of April 22, 2005 (the "Effective Date"), by and between GERON CORPORATION, a Delaware corporation having its principal place of business at 230 Constitution Drive, Menlo Park, California 94025 (the "Company"), and the investors listed on Exhibit A hereto, each of which is referred to as an "Investor" and all of which are collectively referred to herein as the "Investors".

A. The Company desires to sell and the Investors desire to purchase shares of the Company's common stock, par value $0.001 per share (the "Common Stock").

B. In connection with entering into this Agreement, the Company shall issue to the Investors certain Stock Purchase Warrants (each, a "Warrant" and collectively, the "Warrants") pursuant to which the Investors may purchase up to an aggregate of 370,370 additional shares of Common Stock at a price per share of $7.95 per share (as adjusted for any stock dividends paid in common stock, and any combinations, stock splits, recapitalizations and the like each with respect to the Common Stock). The shares of Common Stock issuable upon exercise of the Warrants are collectively referred to herein as the "Warrant Shares."

C. The issuance of the Shares (as defined below), Warrants and Warrant Shares to the Investors have been registered on the Company's Registration Statement on Form S-3, Registration No. 333-115195, which was declared effective by the Securities and Exchange Commission (the "SEC") on June 30, 2004 (the "Registration Statement").

THE PARTIES AGREE AS FOLLOWS:

1. PURCHASE AND SALE OF COMMON STOCK AND WARRANTS.

     1.1 Subject to the terms and conditions of this Agreement, each Investor agrees, severally but not jointly, to purchase at the Closing, and the Company agrees to sell and issue to each Investor at the Closing, that number of shares of Common Stock equal to (x) the Aggregate Purchase Price (as defined below) divided by the Purchase Price (as defined below), multiplied by (y) the percentage set forth opposite each Investor's name on Exhibit A hereto. The shares of Common Stock to be sold pursuant to this Agreement are collectively referred to herein as the "Shares," and the Shares, the Warrants and the Warrant Shares are collectively referred to herein as the "Securities". The Investors shall purchase the Shares for a per share purchase price equal to $5.40 (as adjusted for any stock dividends paid in common stock, and any combinations, stock splits, recapitalizations and the like each with respect to the Common Stock) (the "Purchase Price"). The "Aggregate Purchase Price" shall be $4,000,001.40.

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     1.2  At the Closing, the Company shall issue a Warrant to each Investor.
          Each Warrant shall be exercisable for that number of shares of Common Stock equal to (x) the Aggregate Purchase Price divided by the Purchase Price, multiplied by (y) fifty percent (50%), multiplied by
          (z) the percentage set forth opposite each Investor's name on Exhibit A hereto. Each Warrant shall be in substantially the form attached hereto as Exhibit B.

2. CLOSING; DELIVERY OF COMMON STOCK AND WARRANTS.

     2.1 The consummation of the transaction contemplated by this Agreement (the "Closing") shall be held at such time and place as is mutually agreed upon between the parties, but in any event no later than the close of business on April 26, 2005 (the "Closing Date"). At the Closing, the Company shall deliver to each Investor (i) a certificate or certificates representing that number of Shares purchased hereunder and (ii) a Warrant in substantially the form attached hereto as Exhibit B representing that number of Warrant Shares purchased hereunder, against payment of the purchase price therefore by wire transfer of immediately available funds to an account designated by the Company.

     2.2 The Company's obligations to issue and deliver the stock certificate(s) representing the Shares to the Investors at the Closing shall be subject to the following conditions, which may be waived by the Company:

         2.2.1 the covenants and obligations that the Investors are required to perform or to comply with pursuant to this Agreement, at or prior to the Closing, must have been duly performed and complied with in all material respects;

         2.2.2 the representations and warranties made by the Investors herein shall be true and correct in all material respects as of the Closing Date; and

         2.2.3 each Investor shall have entered into a Lock-up Agreement with the Company, in the form attached hereto as Exhibit C, (each, a "Lock-up Agreement").

     2.3 Each Investor's obligation to accept delivery of the stock certificate(s) representing the Shares at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Investors:

         2.3.1 the covenants and obligations that the Company is required to perform or to comply with pursuant to this Agreement, at or prior to the Closing, must have been duly performed and complied with in all material respects;

         2.3.2 the representation and warranties made by the Company herein shall be true and correct in all material respects as of any Closing Date.

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3.       INDEMNIFICATION.

     3.1 The Company agrees to indemnify and hold harmless each Investor (and each person, if any, who controls each Investor within the meaning of
          Section 15 of the Act, and each officer and director of each Investor) against any and all losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, directly or indirectly based upon or arising out of (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or supplement thereto used in connection with the offering of the Securities, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with investigating, preparing, pursuing or defending any such loss, claim, damage, liability, action or proceeding, except insofar as any such loss, claim, damage, liability, action, proceeding or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or supplement in reliance upon and in conformity with written information furnished to the Company by each Investor or such other person expressly for use in the preparation thereof, or any misstatement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to each Investor prior to the pertinent sale or sales by each Investor. Such indemnity shall remain in full force and effect, regardless of any investigation made by such indemnified party and shall survive the transfer of the Securities by each Investor.

     3.2 Each Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of
          Section 15 of the Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, directly or indirectly based upon or arising out of: any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by on behalf of the Investors specifically for use in preparation of the Registration Statement; provided, however, that the Investors shall not be liable in any such case for (A) any untrue statement or omission in the Registration Statement, prospectus, or other such document which statement is corrected by the Investors and delivered to the Company prior to the sale from which such loss occurred, (B) any untrue statement or omission in any prospectus which is corrected by the Investors in any subsequent prospectus, or supplement or amendment thereto, and delivered to the Company prior to the sale or sales from which a loss or liability arose, or (C) any failure by the Company to fulfill any of its obligations under Section
          3.1 hereof.

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     3.3  Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this
          Section 3 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to define such action) or from any liability otherwise than under this Section 3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expense subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect to any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

     3.4 The provisions of this Section 3 shall survive the termination of this Agreement.

4. REPRESENTATIONS AND ACKNOWLEDGEMENT OF THE COMPANY.

         The Company hereby represents, warrants and covenants to the Investors as follow:

     4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

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     4.2  Authorization. All corporate action on the party of Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Warrants, the performance of all obligations of Company hereunder and the authorization, issuance and delivery of the Shares and Warrants has been taken or will be taken prior to the Closing.

     4.3 Valid Issuance of Securities. The Shares and Warrant Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws.

     4.4 Legal Proceedings and Orders. There is no action, suit, proceeding or investigation pending or threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate this transactions contemplated hereby, nor is the Company aware of any basis for any of the forgoing. The Company is neither a party nor subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would affect the ability of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

     4.5 Registration Statement. The Registration Statement is effective on the date hereof and the Company has not received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently. The Company currently meets the "registrant eligibility" requirements set forth in the general instructions to Form S-3 applicable to both "primary" and "resale" registrations on Form S-3.

     4.6 Consents. Except for filings under federal and applicable state securities laws and except for Permits (as defined below), the absence of which either individually or in the aggregate would not have a material adverse effect on the Company, all permits, consents, approvals, orders, authorizations of, or declarations to (collectively, "Permits") or filings with any federal, state, local or foreign court, governmental or regulatory authority, or other person (including third party consents) required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained or will be obtained prior to the Closing Date, and will be effective as of the Closing Date.

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5. REPRESENTATIONS AND ACKNOWLEDGMENTS OF THE INVESTORS.

    EACH INVESTOR hereby represents, warrants, acknowledges and agrees that:

     5.1 Governmental Review. Each Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

     5.2 Authorization; Enforcement. Each Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon execution and delivery, this Agreement will constitute a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, liquidation or similar laws relating to, or affecting generally, the enforcement of creditor's rights and remedies or by other equitable principles of general application from time to time in effect.

     5.3 Lock-Up Agreement. Each Investor has the full right, power, authority and capacity to enter into the Lock-up Agreement. Upon execution and delivery, the Lock-up Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, liquidation or similar laws relating to, or affecting generally, the enforcement of creditor's rights and remedies or by other equitable principles of general application from time to time in effect.

     5.4 Residency. Each Investor is a resident of the jurisdiction set forth immediately below such Investor's name on the signature pages hereto.

     5.5 No Short Position. Each Investor represents and warrants that, as of the date of this Agreement, it does not have a Short Position. Each Investor further covenants and agrees that during the period as of the date hereof and ending two years thereafter, it will not have a Short Position. A "Short Position" shall mean a position resulting from a "short sale" as such transaction is described in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended.

6. LEGENDS. Each Investor acknowledges that, to the extent applicable, each certificate evidencing the Securities shall be endorsed with a legend that states that the Securities are subject to the Lock-up Agreement.

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7.       TAX ADVICE. Each Investor acknowledges that such Investor has not relied and will not rely upon the Company or the Company's counsel with respect to any tax consequences related to the ownership, purchase, or disposition of the Securities. Each Investor assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with the Securities.

8. LEGAL ADVICE. Each Investor has independently consulted with the respective counsel of each and after such consultation has deemed this investment to be advisable and this Agreement to be reasonable and proper.

9. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally or by facsimile, or one day, not including Saturdays, Sundays, or national holidays, after sending if sent by national overnight delivery service, or five days, not including Saturdays, Sundays, or national holidays, after mailing if mailed by first class United States mail, certified or registered with return receipt requested, postage prepaid, and addressed as follows:

                  To the Company at:     Geron Corporation
                                         230 Constitution Drive
                                         Menlo Park, California  94025
                                         Attention: Chief Financial Officer
                                         Telephone:        (650) 473-7700
                                         Facsimile:        (650) 473-7750

                  To the Investors at:   The addresses set forth on Exhibit A.


10. BINDING EFFECT. This Agreement shall be binding upon the heirs, legal representatives and successors of the Company and each Investor; provided, however, that each Investor may not assign any rights or obligations under this Agreement.

11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

12. INVALID PROVISIONS. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable by a court or other tribunal of competent jurisdiction, such invalidity or unenforceability shall not be construed as rendering any other provision contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

13. COUNTERPARTS. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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14.      AMENDMENTS. This Agreement or any provision hereof may be changed, waived, or terminated only by a statement in writing signed by the party against whom such change, waiver or termination is sought to be enforced.

15. FUTURE COOPERATION. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, amendments of the Agreement, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Agreement.

16. ENTIRE AGREEMENT. This Agreement, including the Warrant attached hereto, constitute the entire agreement of the parties pertaining to the Securities and supersede all prior and contemporaneous agreements, representations, and understandings of the parties with respect thereto.



                            (Signature Pages Follow)








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         IN WITNESS WHEREOF, the parties hereto have executed this Common Stock
Purchase Agreement as of the date first above written.

                      Geron Corporation


                      /s/ David L. Greenwood
                      ---------------------------
                      By:      David L. Greenwood
                      Title:   Chief Financial Officer


                      Investors:

                      Island Investments (Securities) Limited,
                      (a BVI registered company)


                      /s/ R. Bischof
                       -------------------------------------------
                      By:      R. Bischof
                      Title:   Director


                      Search Investment Office Limited
                      (Incorporated in the British Virgin Islands)


                      For and on behalf of Search Investment Office Limited /s/ Authorized Signer
                      ---------------------
                      By:
                      Title:


                      Luen Po (BVI) Company Limited


                      For and on behalf of Luen Po (BVI) Company Limited /s/ Authorized Signer
                      ---------------------
                      By:
                      Title:


                      Golden Step Limited


                      /s/ William K. Fung
                      -------------------------
                      By:      WILLIAM K. FUNG
                      Title:   Director

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                      Best Manage Holdings, Ltd.


                      /s/ Margaret Wong
                      --------------------------
                      By:      MARGARET WONG
                      Title:   DIRECTOR


                      William E. Connor II, Trustee of the William E. Connor II Living Trust


                      /s/ John Shadek
                      -------------------------
                      By:      Mr. John Shadek
                      Title:   Attorney-in-fact


                      Hillsearch Corporation


                      /s/ Harry A. Cockrell
                      ---------------------
                      By:      HARRY A. COCKRELL
                      Title:


                      Louis M. Bowen


                      /s/ Louis Bowen
                      ---------------


                      Nancy Bowen

                      /s/ Nancy Bowen
                      ---------------


                      Raymond K.F. Ch'ien

                      /s/ Raymond K.F. Chien
                      ----------------------


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                      Grandland Ventures Ltd.


                      /s/ Kenneth Wang
                      ----------------
                      By:    Kenneth Wang
                      Title: CEO


                      Eve M. Patton


                      /s/ Eve M. Patton
                      -----------------


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